SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Under Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2010

ResMed Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15317	98-0152841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9001 Spectrum Center Blvd.

San Diego, California 92123

(Address of Principal Executive Offices)

(858) 836-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On August 12, 2010 we issued the press release attached as Exhibit 99.1. It is incorporated into this report by reference. The press release describes that the company has been granted a waiver of rules 13.9.4 and 13.9.9 of the Australian Stock Exchange Settlement Operating Rules, in connection with the stock split previously announced to the market.

Due to the difference in market practice between the NYSE and ASX, ResMed applied for and has been granted a waiver of rules 13.9.4 and 13.9.9 of the ASX Settlement Operating Rules, allowing it to defer the processing of conversions (transmutations) between its Common Stock and CDI registers that are lodged in the period from and including August 12, 2010 up to and including August 31, 2010. Therefore, no conversions (transmutations) will be processed during this time. Processing of conversions will re-commence on September 1, 2010.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibits:	Description of Document

99.1	Press Release dated August 12, 2010 regarding deferred conversions in connection with stock split

SIGNATURES

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934.

Date: August 12, 2010	RESMED INC.
(registrant)

	By:	/S/ DAVID PENDARVIS
	Name:	David Pendarvis
	Its:	Corporate Secretary, General Counsel and
Senior Vice President

EXHIBIT INDEX

Exhibits:	Description of Document

99.1	Press Release dated August 12, 2010 regarding deferred conversions in connection with stock split